UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2022
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2022, Premier Nutrition Company, LLC (“Premier Nutrition”), a subsidiary of BellRing Brands, Inc. (the “Company”), entered into a Manufacturing Agreement (the “Agreement”) with Stremicks Heritage Foods, LLC and Jasper Products, L.L.C. (collectively, “Stremicks”) for the manufacture and packaging of Premier Nutrition’s Premier Protein ready-to-drink (“RTD”) shakes.

Under the Agreement, Premier Nutrition is required to purchase a minimum quarterly order volume of RTD protein shakes and has the right (but not the obligation) to order quantities in excess of a monthly minimum amount (which is the minimum quarterly order volume divided by three). Stremicks is obligated under the agreement to produce RTD protein shakes in an amount at least equal to the minimum quarterly order volume and may approve or reject in its sole discretion orders from Premier Nutrition for quantities in excess of the monthly minimum. The Agreement contains limits, measured as a percentage of total production at certain Stremicks facilities, on the amount of RTD protein shake packages that may be produced at such facilities. The Agreement also contains detailed provisions regarding the product specifications and quality standards for the products to be manufactured and packaged by Stremicks, the tolling charges for each item produced (and certain other costs) to be paid by Premier Nutrition (and related payment terms), shipping and storage obligations, the rights of a party in the event the other party does not comply with its obligations under the agreement (including as to minimum purchase and production amounts), procedures for changing the minimum order volume and other customary contractual terms and conditions. The Agreement expires on December 31, 2027.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending December 31, 2022.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2022	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	SVP, General Counsel and Secretary